EXHIBIT 10.17

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is entered into as of September 28, 2006 between CRITICARE SYSTEMS, INC., a Delaware corporation (the "Company"), and DEBORAH A. ZANE (the "Employee").

RECITALS

A. The Employee and the Company are parties to an Employment Agreement dated as of May 12, 2000 (the "Original Agreement"). Terms used and not otherwise defined herein shall take the meanings given them in the Original Agreement.

B. The Employee and the Company desire to amend the Original Agreement in the manner set forth below with respect to the definition of Change in Control.

AGREEMENTS

In consideration of the foregoing and the mutual covenants and agreements contained herein and in the Original Agreement, and intending to be legally bound hereby, the Employee and the Company hereby agree as follows:

1. Amendment to the definition of Change in Control. The paragraph under Section 3(h) of the Original Agreement that begins with "The term "Change in Control" shall mean" is hereby amended to read in its entirety as follows:

The term "Change in Control" shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 50% or more of either (I) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or

(b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c) The consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of, respectively, the then outstanding shares of common stock (or equivalent thereof) or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent thereof), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock (or equivalent thereof) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors (or equivalent thereof) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) The consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to an entity, with respect to which following such sale or other disposition, (i) more than a majority of, respectively, the then outstanding shares of common stock (or equivalent thereof) of such entity or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or equivalent thereof) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, (ii) less than 50% of, respectively, the then outstanding shares of common stock (or equivalent thereof) of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or equivalent thereof) is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such entity), except to the extent that such Person owned 50% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, as the case may be, and (iii) at least a majority of the members of the board of directors (or equivalent thereof) of such entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

2. All remaining provisions of the Original Agreement remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Employee and the Company have caused this Amendment to be duly executed as of the date first written above.

CRITICARE SYSTEMS, INC.

By: /s/ Emil H. Soika
       Emil H. Soika, President and CEO

EMPLOYEE:

/s/ Deborah A. Zane
Deborah A. Zane

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